Exhibit 21.1

Targa Resources Corp. Subsidiary List

Entity Name	Jurisdiction of Formation
Cedar Bayou Fractionators, L.P.	Delaware
DEVCO Holdings LLC	Delaware
Downstream Energy Ventures Co., L.L.C.	Delaware
Gulf Coast Fractionators	Texas
Sound Pipeline Company, LLC	Washington
TRI Resources Inc.	Delaware
Targa Assets LLC	Colorado
Targa Badlands LLC	Delaware
Targa Canada Liquids Inc.	British Columbia
Targa Capital LLC	Delaware
Targa Cogen LLC	Delaware
Targa Downstream LLC	Delaware
Targa Fort Berthold Gathering LLC	Colorado
Targa GP Inc.	Delaware
Targa Gas Marketing LLC	Delaware
Targa Gas Pipeline LLC	Delaware
Targa Gas Processing LLC	Delaware
Targa Intrastate Pipeline LLC	Delaware
Targa LP Inc.	Delaware
Targa Liquids Marketing and Trade LLC	Delaware
Targa Louisiana Intrastate LLC	Delaware
Targa MLP Capital LLC	Delaware
Targa Midstream Services LLC	Delaware
Targa NGL Pipeline Company LLC	Delaware
Targa Receivables LLC	Delaware
Targa Resources Employee Relief Organization	Texas
Targa Resources Finance Corporation	Delaware
Targa Resources GP LLC	Delaware
Targa Resources Investments Sub Inc.	Delaware
Targa Resources LLC	Delaware
Targa Resources Operating GP LLC	Delaware
Targa Resources Operating LLC	Delaware
Targa Resources Partners Finance Corporation	Delaware
Targa Resources Partners LP	Delaware
Targa Sound Terminal LLC	Delaware
Targa Terminals LLC	Delaware
Targa Transport LLC	Delaware
Targa Versado Holdings LP	Delaware
Venice Energy Services Company, L.L.C.	Delaware
Venice Gathering System, L.L.C.	Delaware
Versado Gas Processors, L.L.C.	Delaware
Warren Petroleum Company LLC	Delaware